Exhibit 99.1

Press Release

For Release, 9:10AM ET May 13, 2026

Neonode Reports Quarter Ended March 31, 2026 Financial Results

STOCKHOLM, SWEDEN, May 13, 2026 — Neonode Inc. (NASDAQ: NEON) (“Neonode” or the “Company”) today reported financial results for the three months ended March 31, 2026.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED March 31, 2026:

●	Revenues from continuing operations of $0.6 million, an increase of 19.7% compared to the same period in the prior year.

●	Operating expenses from continuing operations of $2.7 million, an increase of 8.6% compared to the same period in the prior year.

●	Loss from continuing operations of $1.9 million, or $0.11 per share, compared to a loss of $1.8 million, or $0.11 per share, for the same period in the prior year.

●	Cash used by operations of $2.1 million, compared to $1.4 million for the same period in the prior year.

●	Cash and accounts receivable of $23.8 million as of March 31, 2026 compared to $25.8 million as of December 31, 2025.

THE CEO’S COMMENTS

“The first quarter of the year shows encouraging signs of improvement, with topline growth of nearly 20% compared to the same period last year. This growth was driven by performance across all geographies and both of our licensing platforms - MultiSensing® and zForce®. Importantly, we have transitioned from development to production with our MultiSensing automotive OEM customer, enabling us to begin generating new licensing revenue,” said Daniel Alexus, President & CEO of Neonode.

“Revenue decline stabilized during the quarter and was partially offset by new growth from MultiSensing. While we expect continued decline in our zForce legacy business - particularly within the printer and automotive infotainment segments due to subdued demand - we see continued potential for license growth in MultiSensing as our automotive customer scales production.”

“In summary, our priorities remain to execute on existing projects, expand strategic partnerships within the automotive sector, and explore new verticals where our technology can deliver significant customer value. A key area of focus is the retail segment, where we see opportunities in loss prevention, as well as customer analytics solutions,” concluded Mr. Alexus.

FINANCIAL OVERVIEW FOR THE QUARTER ENDED March 31, 2026

Revenues from continuing operations for the three months ended March 31, 2026 were $0.6 million, an increase of 19.7% compared to the same period in 2025. License revenues were $0.6 million, an increase of 19.1% compared to the same period in 2025. The increase was mainly due to new license agreements. Revenues from non-recurring engineering for the three months ended March 31, 2026 were $22,000, an increase of 37.5% compared to the same period in 2025. The increase was the result of increased project deliveries.

Operating expenses from continuing operations for the three months ended March 31, 2026 were $2.7 million, an increase of 8.6% compared to the same period in 2025. The increase was mainly related to increased professional fees due to recertifications of ISO 9001 and ISO 27001 and tax analysis of the net income for 2025.

Loss from continuing operations for the three months ended March 31, 2026 was $1.9 million, or $0.11 per share, compared to a loss from continuing operations of $1.8 million, or $0.11 per share for the same period in 2025.

Cash used by operations was $2.1 million in the first quarter of 2026 compared to $1.4 million for the same quarter in 2025. The increase was primarily due to a higher net loss, higher unbilled revenues and higher prepaid expenses.

Cash and accounts receivable totaled $23.8 million and working capital for continuing operations was $22.3 million as of March 31, 2026, compared to $25.8 million and $24.1 million as of December 31, 2025, respectively. Our financial position and liquidity provide stability and enable us to execute our strategy to secure more licensing opportunities for our innovative technologies.

For more information, please contact:

President and Chief Executive Officer

Pierre Daniel Alexus

E-mail: daniel.alexus@neonode.com

Phone: +46 767 60 29 90

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ: NEON) is a publicly traded technology company headquartered in Stockholm, Sweden. Founded in 2001, Neonode’s mission is to transform the way humans and machines interact through advanced artificial intelligence and computer vision technologies.

With more than 100 patents and deployments in nearly 100 million products and vehicles worldwide, Neonode’s technology is trusted by leading Fortune 500 companies across the automotive and technology sectors. The company’s innovations enable intuitive, safe, and intelligent user experiences across a broad range of applications.

NEONODE and the NEONODE logo are registered trademarks of Neonode Inc. in the United States and other countries.

For more information, please visit www.neonode.com.

To stay up to date with our market communications, follow us on Cision, LinkedIn, and X.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$23,233	$25,358
Accounts receivable and unbilled revenues, net	531	391
Prepaid expenses and other current assets	625	495
Current assets of discontinued operations	41	41
Total current assets	24,430	26,285

Non-current assets:
Property and equipment, net	140	145
Operating lease right-of-use assets, net	341	455
Total non-current assets	481	600
Total assets	$24,911	$26,885

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$367	$464
Accrued payroll and employee benefits	942	865
Accrued expenses	394	459
Contract liabilities	103	37
Current portion of finance lease obligations	12	12
Current portion of operating lease obligations	234	344
Total current liabilities	2,052	2,181

Non-current liabilities:
Finance lease obligations, net of current portion	12	15
Operating lease obligations, net of current portion	-	-
Total non-current liabilities	12	15
Total liabilities	2,064	2,196

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, with par value of $0.001; no shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively.	-	-
Common stock, 25,000,000 shares authorized, with par value of $0.001; 16,782,922 and 16,782,922 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively.	17	17
Additional paid-in capital	240,955	240,955
Accumulated other comprehensive loss	(675)	(696)
Accumulated deficit	(217,450)	(215,587)
Total stockholders’ equity	22,847	24,689
Total liabilities and stockholders’ equity	$24,911	$26,885

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2026	2025
Revenues:
License fees	$592	$497
Non-recurring engineering	22	16
Total revenues	614	513

Cost of revenues:
Non-recurring engineering	4	9
Total cost of revenues	4	9
Gross margin	610	504

Operating expenses:
Research and development	905	975
Sales and marketing	608	642
General and administrative	1,168	852
Total operating expenses	2,681	2,469

Operating loss	(2,071)	(1,965)
Other income, net	209	155
Loss before provision for income taxes	(1,862)	(1,810)
Provision for (benefit from) income taxes	1	(10)
Loss from continuing operations	(1,863)	(1,800)
Income from discontinued operations	-	67
Net loss	$(1,863)	$(1,733)

Income (loss) per common share:
Basic and diluted loss per share from continuing operations	$(0.11)	$(0.11)
Basic and diluted income per share from discontinued operations	-	-
Basic and diluted net loss per share⁽ᵃ⁾	$(0.11)	$(0.10)
Basic and diluted – weighted average number of common shares outstanding	16,783	16,783

(a)	Does not sum due to rounding.

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

(In thousands)

	Three months ended March 31,
	2026	2025
Net loss	$(1,863)	$(1,733)

Other comprehensive income (loss):
Foreign currency translation adjustments	21	(134)
Total other comprehensive income (loss)	21	(134)
Comprehensive loss	$(1,842)	$(1,867)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)

(In thousands)

For the three months ended March 31, 2026 and 2025

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
Balances, December 31, 2025	16,783	$17	$240,955	$(696)	$(215,587)	$24,689
Foreign currency translation adjustment	-	-	-	21	-	21
Net loss	-	-	-	-	(1,863)	(1,863)
Balances, March 31, 2026	16,783	$17	$240,955	$(675)	$(217,450)	$22,847

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders' Equity
Balances, December 31, 2024	16,783	$17	$240,955	$(450)	$(224,080)	$16,442
Foreign currency translation adjustment	-	-	-	(134)	-	(134)
Net loss	-	-	-	-	(1,733)	(1,733)
Balances, March 31, 2025	16,783	$17	$240,955	$(584)	$(225,813)	$14,575

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(1,863)	$(1,733)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16	9
Amortization of operating lease right-of-use assets	103	82
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenues, net	(140)	(5)
Prepaid expenses and other current assets	(185)	28
Accounts payable, accrued payroll and employee benefits, and accrued expenses	(37)	262
Contract liabilities	66	75
Operating lease obligations	(66)	(78)
Net cash used in operating activities	(2,106)	(1,360)

Cash flows from investing activities:
Purchase of property and equipment	(13)	(40)
Net cash used in investing activities	(13)	(40)

Cash flows from financing activities:
Principal payments on finance lease obligations	(3)	(2)
Net cash used in financing activities	(3)	(2)

Effect of exchange rate changes on cash and cash equivalents	(3)	(34)

Net change in cash and cash equivalents	(2,125)	(1,436)
Cash and cash equivalents at beginning of period	25,358	16,427
Cash and cash equivalents at end of period	$23,233	$14,991

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1	$10

Supplemental disclosure of non-cash investing and financial activities:
Property and equipment obtained in exchange for finance lease obligations	$-	$28